UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2021
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On February 1, 2021, Arcutis Biotherapeutics, Inc. (the “Company”) announced positive topline results from its DERMIS-1 and DERMIS-2 pivotal Phase 3 studies evaluating roflumilast cream (“ARQ-151”) as a potential topical treatment for plaque psoriasis. The studies were identical Phase 3 randomized, parallel, double-blind, vehicle-controlled, multi-national, multi-center studies in which subjects age 2 years and above with mild, moderate or severe chronic plaque psoriasis involving between 2% and 20% body surface area received 8 weeks of (i) roflumilast cream 0.3% once daily or (ii) matching vehicle once daily. DERMIS-1 enrolled 439 subjects and DERMIS-2 enrolled 442 subjects.
Results from the eight-week treatment period demonstrated statistically significant improvement compared to the matching vehicle on key efficacy endpoints. On the studies’ primary efficacy endpoint of percentage of patients achieving Investigator Global Assessment (“IGA”) success, which was defined as a score of “clear” or “almost clear” plus a 2-grade improvement from baseline at week 8, 42.4% of patients treated with roflumilast cream achieved IGA success, compared to 6.1% of patients treated with vehicle (p < 0.0001) in DERMIS-1, and 37.5% of patients treated with roflumilast cream achieved IGA success, compared to 6.9% of patients treated with vehicle (p<0.0001) in DERMIS-2. Roflumilast cream also demonstrated statistically significant improvements over vehicle on key secondary endpoints, including on Intertriginous IGA Success, Psoriasis Area Severity Index-75, reductions in itch as measured by the Worst Itch-Numerical Rating Scale, and patient perceptions of symptoms as measured by the Psoriasis Symptoms Diary.
Roflumilast cream was well-tolerated by the patient populations, with rates of treatment-emergent adverse events (“TEAEs”) low and similar to vehicle, with most TEAEs assessed as mild to moderate in severity. Of the patients treated with roflumilast cream, five patients (1.7% of subjects) in DERMIS-1 and one patient (0.3% of subjects) in DERMIS-2 discontinued the study due to a TEAE. There were no treatment-related serious adverse events.
On February 1, 2021, the Company provided a corporate presentation relating to its topline results from its DERMIS-1 and DERMIS-2 pivotal Phase 3 studies of roflumilast cream as a potential topical treatment for plaque psoriasis by posting an additional corporate presentation to the investor section of the Company’s website. A copy of this presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information contained in the slides is summary information that is intended to be considered in the context of the more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such update may be made through the filing of other reports or documents with the SEC.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Company presentation dated February 1, 2021.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

Date: February 1, 2021	By:	/s/ John W. Smither
John W. Smither
Chief Financial Officer